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                                                                    EXHIBIT 99.1


[DORAL LOGO]  DORAL FINANCIAL
              CORPORATION


                                                           FOR IMMEDIATE RELEASE
                                                                 OCTOBER 6, 2005

Contacts:

Richard F. Bonini
Secretary
Investor Relations

Lucienne Gigante
Vice President
Investor Relations
Tel. (212) 329-3733

      DORAL FINANCIAL RECEIVES EXTENSION FROM NASDAQ TO NOVEMBER 1, 2005

SAN JUAN, PUERTO RICO, OCTOBER 6, 2005 - Doral Financial Corporation (NYSE: DRL) announced that on October 4, 2005, it received notice from The Nasdaq Stock Market ("Nasdaq") that a Nasdaq Listing Qualifications Panel (the "Panel") had extended to November 1, 2005 from September 30, 2005 the deadline for the Company to be in full compliance with Nasdaq Marketplace Rule 4310(c)(14).
The Panel's decision to continue the listing of the Company's 7% Noncumulative Monthly Income Preferred Stock, Series A, 8.35% Noncumulative Monthly Income Preferred Stock, Series B and 7.25% Noncumulative Monthly Income Preferred Stock, Series C (collectively, the "Preferred Stock") on Nasdaq is subject to the Company filing its Quarterly Reports on Form 10-Q for the periods ended March 31, 2005 and June 30, 2005, and all filings that reflect restatements for prior periods, where required, on or before November 1, 2005. The Panel noted, however, that if the Company was unable to be in full compliance with Nasdaq Marketplace Rule 4310(c)(14) by the November 1, 2005 deadline, the Panel would not entertain any further requests for extension. Under Nasdaq rules, the Company may request that the Nasdaq Listing and Hearing Review Council review this decision within 15 days of the Panel's determination.

Doral Financial Corporation, a financial holding company, is the largest residential mortgage lender in Puerto Rico, and the parent company of Doral Bank, a Puerto Rico based commercial bank, Doral Securities, a Puerto Rico based investment banking and institutional brokerage firm, Doral Insurance Agency, Inc. and Doral Bank FSB, a federal savings bank based in New York City.


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FORWARD LOOKING STATEMENTS

         This press release contains certain "forward-looking statements" concerning the Company's economic future performance. The words or phrases "expect," "believe," "anticipate," "estimate," "intend," "look forward," "should" and similar expressions are meant to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.

         The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made, and to advise readers that a number of factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:

         - the Company's ability to attract new clients and retain existing clients;
         -        the Company's ability to retain and attract key employees;
         - risks associated with the effects of global, national and regional economic and political conditions, including with respect to fluctuations in interest rates;
         - risks arising from material weaknesses in the Company's internal control over financial reporting;
         - potential adverse effects to the Company's financial condition, results of operations or prospects as a result of any required adjustments to prior period financial statements;
         - risks associated with the Company's inability to prepare and timely file financial statements;
         - the Company's ability to satisfy certain reporting covenants under its indentures;
         - potential adverse effects if the Company is required to recognize additional impairment charges or other adverse accounting-related developments;
         - potential adverse developments in connection with the ongoing in SEC inquiry;
         - potential adverse developments from enforcement actions that may be commenced by bank regulatory agencies;
         -        potential downgrades in the credit ratings of our securities;
                  and
         - developments from changes in the regulatory and legal environment for financial services companies in Puerto Rico and the United States.

         The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.